                                                                     Exhibit 5.1

                        [LATHAM & WATKINS LLP LETTERHEAD]

                                 April 1, 2004

Santarus, Inc.
10590 West Ocean Air Drive
Suite 200
San Diego, CA 92130

                  Re: Form S-8 Registration Statement
                      10,696,432 Shares of Common Stock

         Ladies and Gentlemen:

                  In connection with the registration by Santarus, Inc., a Delaware corporation (the "COMPANY"), of an aggregate of 10,696,432 shares of common stock of the Company, par value $0.0001 per share (the "SHARES"), pursuant to the Santarus, Inc. 2004 Equity Incentive Award Plan (the "2004 PLAN"), the Santarus, Inc. 1998 Stock Option Plan (the "1998 PLAN") and the Santarus, Inc. Employee Stock Purchase Plan (the "ESPP," and together with the 2004 Plan and the 1998 Plan, the "PLANS"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 1, 2004 (as amended from time to time, the "REGISTRATION STATEMENT"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

                  Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plans, the Shares will be validly issued, fully paid and nonassessable.


                  We consent to your filing this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               LATHAM & WATKINS LLP